UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 28, 2005

Date of report (date of earliest event reported)

Foundation Coal Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-118427	42-1638663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Corporate Boulevard, Suite 300, Linthicum Heights, MD 21090-2227

(Address of Principal Executive Offices)

410-689-7500

 (Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into Material Definitive Agreements.

On October 28, 2005, Foundation Coal Holdings, Inc.’s affiliates entered into Amendment No. 2 to the Credit Agreement by and among FC 2 Corp., Foundation Coal Corporation and Foundation PA Coal Company, LLC, Citicorp North America, Inc. and the Lenders Party thereto (the “Credit Agreement”).  The amendments include the following: (i) the defined term “Permitted Business Acquisition” was modified to include references to acquisitions of coal mines or other operating facilities, (ii) Section 5.04 was amended to provide that FC 2 Corp., one of the Parent Guarantors under the Credit Agreement, may satisfy its obligation to provide financial statements to lenders by providing the financial statements of Foundation Coal Corporation, (iii) Section 6.01(e) was amended to permit intercompany indebtedness between FC 2 Corp. and any Subsidiary, and (iv) Section 6.10(a) was modified to permit additional capital expenditures starting with fiscal year 2006.  A copy of the amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01

(c) Exhibits

99.1 Amendment No.2 to Credit Agreement, dated as of October 18, 2005, among FC2 Corp., Foundation Coal Corporation, Foundation PA Coal Company LLC, Citicorp North America, Inc. and the Lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 31, 2005

Foundation Coal Holdings, Inc.

/s/ Frank J. Wood
Senior Vice President and Chief Financial Officer